EXHIBIT 23.1

                      Consent of Indenpendent Accountants


     We hereby consent to the incorporation by reference in the Prospectuses consituting part of the Registration Statements on Form S-3 (No. 33-87830), and Form S-8 (Nos. 33-56354, 33-70632, 33-72752, 33-83956, 333-06733, 33-94756,
333-03532, 333-06939) of HFS Incorporated of our report dated April 25, 1996 relating to the consolidated financial statements of Avis, Inc., which appears in the Current Report on Form 8-K of HFS Incorporated.



Price Waterhouse LLP
New York, New York
August 23, 1996